    As filed with the Securities and Exchange Commission on August 28, 2001
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ______________________
                           PRENTISS PROPERTIES TRUST
             (Exact name of Registrant as specified in its charter)

                MARYLAND                                   75-2661588
       (State or other jurisdiction                      (I.R.S. Employer
     of incorporation or organization)                Identification Number)

       3890 WEST NORTHWEST HIGHWAY                           75220
               SUITE 400                                   (Zip Code)
             DALLAS, TEXAS
 (Address of principal executive offices)

                           PRENTISS PROPERTIES TRUST
                           1996 SHARE INCENTIVE PLAN
                            (Full title of the plan)

                               GREGORY S. IMHOFF
                           PRENTISS PROPERTIES TRUST
                     3890 WEST NORTHWEST HIGHWAY, SUITE 400
                              DALLAS, TEXAS  75220
                                 (214) 654-0886
                   (Name and address, including zip code, and
                     telephone number of agent for service)

                                    Copy to:
                            MICHAEL E. DILLARD, P.C.
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1700 PACIFIC AVENUE, SUITE 4100
                            DALLAS, TEXAS 75201-4675
                                 (214) 969-2800
                             ______________________
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                               PROPOSED MAXIMUM            PROPOSED MAXIMUM            AMOUNT OF
        TITLE OF SECURITIES              AMOUNT TO BE           OFFERING PRICE         AGGREGATE OFFERING PRICE    REGISTRATION FEE
         TO BE REGISTERED               REGISTERED (1)           PER SHARE (2)                    (2)                     (3)
------------------------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
Interest, par value $0.01 per
share (3)                                  500,000                    $28.84                 $14,420,000            $3605.00
---------------------------------------------------------------------------------------------------------------------------------
Preferred Share Purchase Rights               (4)                      N/A(4)                    N/A(4)              None(4)
=================================================================================================================================

(1) 500,000 shares are issuable upon exercise of options available for grant under the 1996 Share Incentive Plan. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this registration statement also relates to such additional shares as may be issuable as a result of certain adjustments, including, without limitation, stock dividends and stock splits.
(2) Pursuant to Rule 457(c) and (h), and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share for the Common Shares to be registered hereunder has been calculated as the average of the high and low sales prices of the Common Shares of Prentiss Properties Trust on August 27, 2001, as reported by the New York Stock Exchange.
(3) One Preferred Share Purchase Right will be issued with each Common Share. As no additional consideration will be received for the Preferred Share Purchase Rights, no registration fee is required with respect to them under Rule 457(i).
(4) The rights to purchase Junior Participating Cumulative Preferred Shares of Beneficial Interest, Series B, par value $0.01 per share, are attached to and trade with the common shares. As no additional consideration will be received for the rights, no registration fee is required with respect to them under Rule 457(i). Rule 457(g) of the Securities Act of 1933 does not require the payment of a registration fee because the Company is registering the rights in the same registration statement as the securities being offered pursuant to the rights.

================================================================================

     INCORPORATION OF DOCUMENTS BY REFERENCE
     ---------------------------------------

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan was filed with the Securities and Exchange Commission on May 29, 1999. Accordingly, pursuant to General Instruction E of Form S-8, promulgated under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-8 (File No. 333-79623), filed with the Securities and Exchange Commission on May 28, 1999, are incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings assigned to them in the incorporated document.

     AMENDMENT TO THE 1996 SHARE INCENTIVE PLAN
     ------------------------------------------

   An amendment to the Prentiss Properties Trust 1996 Share Incentive Plan, as amended and restated as of May 9, 2001 (the "Plan"), was approved by the Registrant's stockholders at the Registrant's annual meeting on May 9, 2001. The amendment increases the number of shares available for grant under the Plan by 500,000 shares.

     EXHIBITS
     --------

     See Index to Exhibits, attached hereto.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas as of August 28, 2001.

                                    PRENTISS PROPERTIES TRUST


                                    By: /s/ Thomas F. August
                                        ----------------------------------------
                                        Thomas F. August
                                        President and Chief Operating Officer


                               POWER OF ATTORNEY

  The undersigned directors and officers of Prentiss Properties Trust hereby constitute and appoint Thomas F. August and Gregory S. Imhoff, and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys-in-fact, or either of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of August 28, 2001.


     NAME                                    TITLE
     ----                                    -----


      /s/ Michael V. Prentiss         Chairman of the Board of Trustees
      ------------------------
      Michael V. Prentiss


      /s/ Thomas F. August            President, Chief Executive Officer and
      ---------------------           Trustee
      Thomas F. August                (Principal Executive Officer)


      /s/ Michael A. Ernst            Senior Vice President and Chief Financial
      ---------------------           Officer
      Michael A. Ernst                (Principal Financial Officer)


      /s/ Thomas P. Simon             Senior Vice President and Chief Accounting
      --------------------            Officer
      Thomas P. Simon                 (Principal Accounting Officer)


      /s/ Thomas J. Hynes, Jr.        Trustee
      -------------------------
      Thomas J. Hynes, Jr.

      /s/ Barry J.C. Parker           Trustee
      ----------------------
      Barry J.C. Parker


      /s/ Leonard M. Riggs, Jr.       Trustee
      --------------------------
      Leonard M. Riggs, Jr.


      /s/ Ronald G. Steinhart         Trustee
      ------------------------
      Ronald G. Steinhart


      /s/ Lawrence A. Wilson          Trustee
      -----------------------
      Lawrence A. Wilson

                               INDEX TO EXHIBITS

Exhibit
Number    Description of Exhibits
------    -----------------------

4.1 Form of Common Share Certificate (filed as Exhibit 4.1 to the Company's Registration Statement on Amendment No. 1 of Form S-11, File No. 333-09863, and incorporated by reference herein).

4.2 Form of Series D Preferred Share Certificate (filed as Exhibit 4.4 to the Company's Report on Form 10-K, filed March 27, 2001, File No. 001-14516).

4.3 Amendment No. 1 to the 1996 Share Incentive Plan (filed as Exhibit 4.6 to the Company's Registration Statement on Form S-8, File No. 333-79623, filed on May 28, 1999).

4.4 Amendment No. 2 to the 1996 Share Incentive Plan (filed as Exhibit 4.7 to the Company's Registration Statement on Form S-8, File No. 333-79623, filed on May 28, 1999).

*4.5 Amendment No. 3 to the Prentiss Properties Trust 1996 Share Incentive Plan, effective as of May 9, 2001.

4.6 1996 Share Incentive Plan (filed as Exhibit 4.5 to the Company's Registration Statement on Form S-8, File No. 333-79623, filed on May 28, 1999).

*5        Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

*23.1     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
          Exhibit 5).

*23.2     Consent of PricewaterhouseCoopers LLP.

*24 Power of Attorney (included on the signature page of this Registration Statement).
     ____________________________
     *  Filed herewith.